EXHIBIT 24
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                                                 December 13, 2006


Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C.  20549



Re:      Authorization to Sign Rule 16 Forms



To whom it may concern:

         I am Chief Executive Officer, President and Chairman of the Board of Directors of NewStar Financial, Inc. ("NewStar") and, until further written notice, I hearby individually authorize John K. Bray (NewStar's Chief Financial Officer), Daniel K. Crowley (NewStar's Controller and Assistant Treasurer) and John J. Woods (NewStar's Assistant Controller) to sign on my behalf a Form 3 and any Form 4 or Form 5 or related form that I have filed or may file hereafter in connection with my direct or indirect ownership of NewStar securities, and to undertake any other action of any type whatsoever in connection with the foregoing which in his opinion may be of benefit to, in the best interest of, or legally required by me.

                                                        Very truly yours,


                                                        /S/ TIMOTHY J. CONWAY


                                                        Timothy J. Conway